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                         SUBORDINATION AGREEMENT


     This Agreement executed by Ray E. Dillon, Jr. and Ray E. Dillon, III, herein called "Creditors" and Northwest Business Credit, Inc., a Minnesota corporation, herein called the "Lender".

     Data National Corporation, a Colorado corporation ("DNC") presently owes the Creditors $762,369.00 as evidenced by promissory notes totaling $551,400.00. To induce the Lender to give credit accommodations to Service Business Systems, Inc. a Colorado corporation and a wholly-owned subsidiary of DNC (the "Borrower"), which indebtedness is guarantied by DNC pursuant to the terms of a Guaranty By Corporation dated January 3, 1997
(the "Guaranty"), the Creditors agree as follows:

      1. Creditors acknowledge that the only source of payment of the indebtedness of DNC to either of them is as a result of dividends or other distributions or advances from the Borrower to DNC. Pursuant to the Credit and Security Agreement dated January 3, 1997 between the Borrower and the Lender (the "Credit Agreement"), the Borrower is prohibited from paying dividends or making distributions, advances or debt repayments under certain circumstances. Creditors acknowledge that the Borrower has no liability with respect to DNC's indebtedness to Creditors. Creditors agree that if DNC defaults in the payment of indebtedness owed to Creditors by it, they will take no collection action of any kind or nature against DNC, including, without limitation, demand of payment of any such indebtedness, suing to collect any such indebtedness, or commencing or participating in the commencement of any bankruptcy proceeding against DNC if, at the time thereof, an Event of Default exists under the Credit Agreement or the Borrower is precluded pursuant to the terms of the Credit Agreement from making dividends, distributions or advances in the amount then due and owing to Creditors. Creditors further agree that they will not accept any payments from DNC in excess of the amount of the dividends, distributions, advances or debt repayments which the Borrower is permitted to make pursuant to the Credit Agreement.

      2. Creditors acknowledge that regardless of any priority otherwise available to Creditors by law or agreement, the Lender shall hold a first security interest in all collateral ( the "Collateral") of either the Borrower or DNC securing any amounts owed by DNC to the Creditors, and any security interest of Creditors therein shall be and remain fully subordinated for all purposes to the security interests of the Lender therein. Notwithstanding any security interest now held or hereafter acquired by Creditors, the Lender may take possession of, sell, dispose of, and otherwise deal with all or any part of the Collateral, and may enforce any right or remedy available to it with respect to the Collateral, all without notice to or consent of Creditors except as specifically required by applicable law. The Lender shall have no duty to preserve, protect, care for, insure, take possession of, collect, dispose of, or otherwise realize upon any of the Collateral, and in no event shall the Lender be deemed the Creditors' agent with respect to the Collateral. All proceeds received by the Lender with respect to any Collateral may be applied, first, to pay or reimburse the Lender for all costs and expenses (including reasonable attorneys' fees)

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incurred by the Lender in connection with the collection of such proceeds, and, second, to any indebtedness secured by the Lender's security interest in that Collateral in any order that it may choose. Without the prior written consent of the Lender, Creditors will not foreclose or take any action against any of the Collateral until all indebtedness of the Borrower and DNC to the Lender has been paid in full.

      3. Any notes or other evidence of indebtedness which have been or shall be issued to either Creditor by DNC shall be deposited with the Lender or shall be endorsed with a legend reading:

          "Payment of this instrument is subordinated to all debts now or hereafter owed by maker to Norwest Business Credit, Inc., pursuant to the terms of a Subordination Agreement dated January 3, 1997."

      4. Any funds or property of any kind received by either Creditor in violation of this Agreement shall be held in trust by such Creditor and shall be paid or delivered to the Lender upon demand.

      5. This Agreement shall be binding upon, and insure either to the benefit of, Creditors and the Lender and their respective personal representatives, heirs, successors and assigns.

      6. Notice of acceptance by the Lender of this Agreement is hereby waived by Creditors, and this Agreement and all of the terms and provisions hereof shall be immediately binding upon Creditors from the date of execution hereof.

      7. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

Executed this 3rd day of January, 1997.



BY(Signature)                           /s/Ray E. Dillon, Jr.



BY(Signature)                           /s/Ray E. Dillon, III